Exhibit 99.1

News Release

AMERIS BANCORP ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER 2024

Highlights of Ameris’s results for the first quarter of 2024 include the following:

•	Net income of $74.3 million, or $1.08 per diluted share; Adjusted net income(1) of $75.6 million, or $1.10 per diluted share

•	Return on average assets ("ROA") of 1.18%; Adjusted ROA(1) of 1.20%

•	Pre-tax, pre-provision net revenue (PPNR) ROA(1) of 1.89%

•	Growth in tangible book value(1) of $0.88 per share, or 10.5% annualized, to $34.52 at March 31, 2024

•	TCE ratio(1) of 9.71%, compared with 9.64% at December 31, 2023 and 8.55% one year ago

•	Net interest margin of 3.51% for the first quarter of 2024

•	Organic growth in loans of $331.0 million, or 6.5% annualized

•	Growth in total deposits of $288.9 million, or 5.6% annualized

•	Increase in the allowance for credit losses to 1.55% of loans, from 1.52% at December 31, 2023

•	Adjusted efficiency ratio(1) of 54.56%

ATLANTA, GA, April 25, 2024 - Ameris Bancorp (Nasdaq: ABCB) (the “Company”) today reported net income of $74.3 million, or $1.08 per diluted share, for the quarter ended March 31, 2024, compared with $60.4 million, or $0.87 per diluted share, for the quarter ended March 31, 2023. Excluding the FDIC special assessment and gain on bank owned life insurance ("BOLI") proceeds, adjusted net income(1) was $75.6 million, or $1.10 per diluted share, for the quarter ended March 31, 2024, compared with $59.9 million, or $0.86 per diluted share, for the quarter ended March 31, 2023.

Commenting on the Company’s results, Palmer Proctor, the Company’s Chief Executive Officer, said, “The first quarter results demonstrate another period of solid fundamental performance for Ameris. We maintain our disciplined approach, aiming to enhance shareholder value by consistently increasing tangible book value and sustained core profitability, as demonstrated by this quarter's financial performance. We are poised for a successful 2024, with our primary focus on core deposit growth and operating efficiency across our vibrant Southeastern operation."

Net Interest Income and Net Interest Margin

Net interest income on a tax-equivalent basis (TE) was $202.3 million in the first quarter of 2024, a decrease of $4.7 million, or 2.3%, from last quarter and $10.2 million, or 4.8%, compared with the first quarter of 2023. The Company's net interest margin was 3.51% for the first quarter of 2024, down from 3.54% reported for the fourth quarter of 2023 and 3.76% reported for the first quarter of 2023. The decrease in net interest margin this quarter is primarily attributable to rising deposit costs in the current interest rate environment. The rate of change in deposit costs continues to slow as market interest rates remain relatively stable.

Yields on earning assets increased four basis points during the quarter to 5.73%, compared with 5.69% in the fourth quarter of 2023, and increased 48 basis points from 5.25% in the first quarter of 2023. Yields on loans increased to 5.92% during the first quarter of 2024, compared with 5.83% for the fourth quarter of 2023 and 5.44% for the first quarter of 2023.

The Company’s total cost of funds was 2.41% in the first quarter of 2024, an increase of nine basis points compared with the fourth quarter of 2023. Deposit costs increased 13 basis points during the first quarter of 2024 to 2.29%, compared with 2.16% in the fourth quarter of 2023. Costs of interest-bearing deposits increased during the quarter from 3.17% in the fourth quarter of 2023 to 3.31% in the first quarter of 2024, reflecting a shift in mix to CDs and money market accounts.

Noninterest Income

Noninterest income increased $9.6 million, or 17.1%, in the first quarter of 2024 to $65.9 million, compared with $56.2 million for the fourth quarter of 2023, primarily as a result of increased mortgage banking activity, which increased by $8.0 million, or 25.3%, to $39.4 million in the first quarter of 2024, compared with $31.5 million for the fourth quarter of 2023. Gain on sale spreads increased to 2.49% in the first quarter of 2024 from 1.93% for the fourth quarter of 2023. Total production in the retail mortgage division increased $19.1 million, or 2.1%, to $910.2 million in the first quarter of 2024, compared with $891.1 million for the fourth quarter of 2023. The retail mortgage open pipeline was $606.7 million at the end of the first quarter of 2024, compared with $400.1 million for the fourth quarter of 2023. Also included in noninterest income was $998,000 of gain on BOLI proceeds during the quarter.

Noninterest Expense

Noninterest expense decreased $300,000, or 0.2%, to $148.7 million during the first quarter of 2024, compared with $149.0 million for the fourth quarter of 2023. During the first quarter of 2024, the Company recorded an additional $2.9 million related to the FDIC special assessment, compared with $11.6 million in the fourth quarter of 2023. The Company also recorded a gain on sale of bank premises of $1.9 million in the fourth quarter of 2023. Excluding those items, adjusted expenses(1) increased approximately $6.5 million, or 4.6%, to $145.8 million in the first quarter of 2024 from $139.3 million in the fourth quarter of 2023. The increase in adjusted expenses(1) resulted from a $7.0 million increase in salaries and employee benefits related primarily to cyclical payroll tax and 401(k) expenses and variable mortgage compensation. Management continues to focus on operating efficiency, and the adjusted efficiency ratio(1) increased to 54.56% in the first quarter of 2024, compared with 52.87% in the fourth quarter of 2023, primarily as a result of the cyclical compensation expenses.

Income Tax Expense

The Company's effective tax rate for the first quarter of 2024 was 23.7%, compared with 27.1% for the fourth quarter of 2023. The increased rate for the fourth quarter of 2023 was primarily a result of a return to provision adjustment made when the Company filed its 2022 income tax returns in the fourth quarter of 2023.

Balance Sheet Trends

Total assets at March 31, 2024 were $25.66 billion, compared with $25.20 billion at December 31, 2023. Debt securities available-for-sale increased slightly to $1.41 billion, compared with $1.40 billion at December 31, 2023. Loans, net of unearned income, increased $331.0 million, or 6.5% annualized, to $20.60 billion at March 31, 2024, compared with $20.27 billion at December 31, 2023. Loans held for sale increased to $364.3 million at March 31, 2024 from $281.3 million at December 31, 2023.

At March 31, 2024, total deposits amounted to $21.00 billion, compared with $20.71 billion at December 31, 2023. During the first quarter of 2024, deposits grew $288.9 million, with noninterest bearing accounts increasing $46.7 million, money market accounts increasing $164.6 million and CDs increasing $200.8 million, with such increases offset in part by a $103.5 million decrease in interest bearing demand accounts and a $19.7 million decrease in savings accounts. Noninterest bearing accounts as a percent of total deposits was minimally changed, such that at March 31, 2024, noninterest bearing deposit accounts represented $6.54 billion, or 31.1% of total deposits, compared with $6.49 billion, or 31.3% of total deposits, at December 31, 2023.

Shareholders’ equity at March 31, 2024 totaled $3.48 billion, an increase of $58.0 million, or 1.7%, from December 31, 2023.  The increase in shareholders’ equity was primarily the result of earnings of $74.3 million during the first quarter of 2024, partially offset by dividends declared, share repurchases and an increase in other comprehensive loss of $4.0 million resulting from changes in interest rates on the Company's investment portfolio. Tangible book value per share(1) increased $0.88 per share, or 10.5% annualized, during the first three months of 2024 to $34.52 at March 31, 2024. Tangible common equity as a percentage of tangible assets was 9.71% at March 31, 2024, compared with 9.64% at the end of 2023. The Company repurchased 45,174 of its shares in the quarter ending March 31, 2024 at an average cost of $46.58 per share, equating to approximately $2.1 million.

Credit Quality

Credit quality remains strong in the Company. During the first quarter of 2024, the Company recorded a provision for credit losses of $21.1 million, bringing the allowance for credit losses on loans to 1.55%, compared with a provision of $23.0 million in the fourth quarter of 2023. Nonperforming assets as a percentage of total assets were up two basis points to 0.71% during the quarter. Approximately $84.2 million, or 46.1%, of the nonperforming assets at March 31, 2024 were GNMA-guaranteed mortgage loans, which have minimal loss exposure. Excluding these government-guaranteed loans, nonperforming assets as a percentage of total assets increased five basis points to 0.38% at March 31, 2024, compared with 0.33% at the fourth quarter of 2023. The net charge-off ratio was 25 basis points for the first quarter of 2024, compared with 26 basis points in the fourth quarter of 2023.

Conference Call

The Company will host a teleconference at 9:00 a.m. Eastern time on Friday, April 26, 2024, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-844-481-2939. The conference call ID is Ameris Bancorp. A replay of the call will be available one hour after the end of the conference call until May 3, 2024. To listen to the replay, dial 1-877-344-7529. The conference replay access code is 8309156. The financial information discussed will be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com. Participants also may listen to a live webcast of the presentation by visiting the link on the Investor Relations page of the Ameris Bank website.

About Ameris Bancorp

Ameris Bancorp is a bank holding company headquartered in Atlanta, Georgia. The Company’s banking subsidiary, Ameris Bank, had 164 locations in Georgia, Alabama, Florida, North Carolina and South Carolina at the end of the most recent quarter.

(1) Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9E.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP financial measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin, investment security valuations and other performance measures; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy; competitive pressures on product pricing and services; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company's subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

For more information, contact:

Brady Gailey

Executive Director of Corporate Development

(404) 240-1517

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights	Table 1

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2024	2023	2023	2023	2023
EARNINGS
Net income	$74,312	$65,934	$80,115	$62,635	$60,421
Adjusted net income(1)	$75,612	$73,568	$80,115	$62,635	$59,935

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$1.08	$0.96	$1.16	$0.91	$0.87
Diluted	$1.08	$0.96	$1.16	$0.91	$0.87
Adjusted diluted EPS(1)	$1.10	$1.07	$1.16	$0.91	$0.86
Cash dividends per share	$0.15	$0.15	$0.15	$0.15	$0.15
Book value per share (period end)	$50.42	$49.62	$48.41	$47.51	$46.89
Tangible book value per share (period end)(1)	$34.52	$33.64	$32.38	$31.42	$30.79
Weighted average number of shares
Basic	68,808,393	68,824,004	68,879,352	68,989,549	69,171,562
Diluted	69,014,116	69,014,793	68,994,247	69,034,763	69,322,664
Period end number of shares	69,115,263	69,053,341	69,138,461	69,139,783	69,373,863
Market data
High intraday price	$53.99	$53.84	$45.34	$37.18	$50.54
Low intraday price	$44.00	$34.26	$33.21	$28.33	$34.28
Period end closing price	$48.38	$53.05	$38.39	$34.21	$36.58
Average daily volume	407,898	390,190	361,167	475,198	452,242

PERFORMANCE RATIOS
Return on average assets	1.18%	1.03%	1.25%	0.98%	0.98%
Adjusted return on average assets(1)	1.20%	1.15%	1.25%	0.98%	0.97%
Return on average common equity	8.63%	7.73%	9.56%	7.63%	7.54%
Adjusted return on average tangible common equity(1)	12.88%	12.81%	14.35%	11.53%	11.41%
Earning asset yield (TE)	5.73%	5.69%	5.62%	5.52%	5.25%
Total cost of funds	2.41%	2.32%	2.24%	2.05%	1.59%
Net interest margin (TE)	3.51%	3.54%	3.54%	3.60%	3.76%
Efficiency ratio	55.64%	56.80%	52.21%	53.60%	52.08%
Adjusted efficiency ratio (TE)(1)	54.56%	52.87%	52.02%	53.41%	51.99%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	13.58%	13.60%	13.02%	12.73%	12.47%
Tangible common equity to tangible assets(1)	9.71%	9.64%	9.11%	8.80%	8.55%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	2,082	2,088	2,082	2,104	2,132
Retail Mortgage Division	596	595	601	613	630
Warehouse Lending Division	8	7	8	8	8
Premium Finance Division	73	75	78	76	78
Total Ameris Bancorp FTE headcount	2,759	2,765	2,769	2,801	2,848

Branch locations	164	164	164	164	164
Deposits per branch location	$128,033	$126,271	$125,551	$124,653	$121,326

(1)Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9E

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Income Statement	Table 2

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2024	2023	2023	2023	2023
Interest income
Interest and fees on loans	$303,393	$303,487	$304,699	$292,012	$271,964
Interest on taxable securities	13,092	14,033	14,754	15,915	14,300
Interest on nontaxable securities	330	326	331	339	339
Interest on deposits in other banks	12,637	14,368	10,769	13,686	9,113
Total interest income	329,452	332,214	330,553	321,952	295,716

Interest expense
Interest on deposits	118,174	111,749	102,999	88,087	53,182
Interest on other borrowings	9,890	14,364	19,803	24,325	30,882
Total interest expense	128,064	126,113	122,802	112,412	84,064

Net interest income	201,388	206,101	207,751	209,540	211,652

Provision for loan losses	25,523	30,401	30,095	43,643	49,376
Provision for unfunded commitments	(4,422)	(7,438)	(5,634)	1,873	346
Provision for other credit losses	4	(11)	(2)	—	7
Provision for credit losses	21,105	22,952	24,459	45,516	49,729
Net interest income after provision for credit losses	180,283	183,149	183,292	164,024	161,923

Noninterest income
Service charges on deposit accounts	11,759	12,252	12,092	11,295	10,936
Mortgage banking activity	39,430	31,461	36,290	40,742	31,392
Other service charges, commissions and fees	1,202	1,234	1,221	975	971
Gain (loss) on securities	(7)	(288)	(16)	(6)	6
Other noninterest income	13,494	11,589	13,594	14,343	12,745
Total noninterest income	65,878	56,248	63,181	67,349	56,050

Noninterest expense
Salaries and employee benefits	82,930	75,966	81,898	81,336	80,910
Occupancy and equipment	12,885	13,197	12,745	12,522	12,986
Data processing and communications expenses	14,654	14,028	12,973	13,451	13,034
Credit resolution-related expenses(1)	486	157	(1,360)	848	435
Advertising and marketing	2,545	2,974	2,723	2,627	3,532
Amortization of intangible assets	4,422	4,425	4,425	4,688	4,706
Other noninterest expenses	30,789	38,264	28,042	32,931	23,818
Total noninterest expense	148,711	149,011	141,446	148,403	139,421

Income before income tax expense	97,450	90,386	105,027	82,970	78,552
Income tax expense	23,138	24,452	24,912	20,335	18,131
Net income	$74,312	$65,934	$80,115	$62,635	$60,421

Diluted earnings per common share	$1.08	$0.96	$1.16	$0.91	$0.87

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Period End Balance Sheet	Table 3

	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2024	2023	2023	2023	2023
Assets
Cash and due from banks	$235,931	$230,470	$241,137	$284,552	$266,400
Interest-bearing deposits in banks	975,321	936,834	1,304,636	1,034,578	1,754,453
Debt securities available-for-sale, at fair value	1,414,419	1,402,944	1,424,081	1,460,356	1,496,836
Debt securities held-to-maturity, at amortized cost	147,022	141,512	141,859	142,513	134,175
Other investments	77,480	71,794	104,957	109,656	146,715
Loans held for sale	364,332	281,332	381,466	391,472	395,096

Loans, net of unearned income	20,600,260	20,269,303	20,201,079	20,471,759	19,997,871
Allowance for credit losses	(320,023)	(307,100)	(290,104)	(272,071)	(242,658)
Loans, net	20,280,237	19,962,203	19,910,975	20,199,688	19,755,213

Other real estate owned	2,158	6,199	3,397	6,170	1,502
Premises and equipment, net	214,801	216,435	217,564	218,662	218,878
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangible assets, net	83,527	87,949	92,375	96,800	101,488
Cash value of bank owned life insurance	396,804	395,778	393,769	391,483	389,201
Other assets	447,767	454,603	465,968	449,042	412,781
Total assets	$25,655,445	$25,203,699	$25,697,830	$25,800,618	$26,088,384

Liabilities
Deposits
Noninterest-bearing	$6,538,322	$6,491,639	$6,589,610	$6,706,897	$7,297,893
Interest-bearing	14,459,068	14,216,870	14,000,735	13,736,228	12,599,562
Total deposits	20,997,390	20,708,509	20,590,345	20,443,125	19,897,455
Other borrowings	631,380	509,586	1,209,553	1,536,989	2,401,327
Subordinated deferrable interest debentures	130,814	130,315	129,817	129,319	128,820
Other liabilities	411,123	428,542	421,046	406,555	407,587
Total liabilities	22,170,707	21,776,952	22,350,761	22,515,988	22,835,189

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	72,683	72,516	72,514	72,515	72,484
Capital stock	1,948,352	1,945,385	1,942,852	1,939,865	1,937,664
Retained earnings	1,603,832	1,539,957	1,484,424	1,414,742	1,362,512
Accumulated other comprehensive loss, net of tax	(39,959)	(35,939)	(60,818)	(50,618)	(35,581)
Treasury stock	(100,170)	(95,172)	(91,903)	(91,874)	(83,884)
Total shareholders' equity	3,484,738	3,426,747	3,347,069	3,284,630	3,253,195
Total liabilities and shareholders' equity	$25,655,445	$25,203,699	$25,697,830	$25,800,618	$26,088,384

Other Data
Earning assets	$23,578,834	$23,103,719	$23,558,078	$23,610,334	$23,925,146
Intangible assets	1,099,173	1,103,595	1,108,021	1,112,446	1,117,134
Interest-bearing liabilities	15,221,262	14,856,771	15,340,105	15,402,536	15,129,709
Average assets	25,295,088	25,341,990	25,525,913	25,631,846	25,115,927
Average common shareholders' equity	3,462,871	3,383,554	3,324,960	3,293,049	3,250,289

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Asset Quality Information	Table 4

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2024	2023	2023	2023	2023
Allowance for Credit Losses
Balance at beginning of period	$348,727	$339,180	$326,783	$295,497	$258,163

Adoption of ASU 2022-02	—	—	—	—	(1,711)

Provision for loan losses	25,523	30,401	30,095	43,643	49,376
Provision for unfunded commitments	(4,422)	(7,438)	(5,634)	1,873	346
Provision for other credit losses	4	(11)	(2)	—	7
Provision for credit losses	21,105	22,952	24,459	45,516	49,729

Charge-offs	18,457	20,104	19,488	20,670	14,956
Recoveries	5,857	6,699	7,426	6,440	4,272
Net charge-offs (recoveries)	12,600	13,405	12,062	14,230	10,684

Ending balance	$357,232	$348,727	$339,180	$326,783	$295,497

Allowance for loan losses	$320,023	$307,100	$290,104	$272,071	$242,658
Allowance for unfunded commitments	37,136	41,558	48,996	54,630	52,757
Allowance for other credit losses	73	69	80	82	82
Total allowance for credit losses	$357,232	$348,727	$339,180	$326,783	$295,497

Non-Performing Assets
Nonaccrual portfolio loans	$80,448	$60,961	$53,806	$57,025	$68,028
Other real estate owned	2,158	6,199	3,397	6,170	1,502
Repossessed assets	29	17	22	9	25
Accruing loans delinquent 90 days or more	15,811	16,988	11,891	13,424	15,792
Non-performing portfolio assets	$98,446	$84,165	$69,116	$76,628	$85,347
Serviced GNMA-guaranteed mortgage nonaccrual loans	84,238	90,156	80,752	69,655	74,999
Total non-performing assets	$182,684	$174,321	$149,868	$146,283	$160,346

Asset Quality Ratios
Non-performing portfolio assets as a percent of total assets	0.38%	0.33%	0.27%	0.30%	0.33%
Total non-performing assets as a percent of total assets	0.71%	0.69%	0.58%	0.57%	0.61%
Net charge-offs as a percent of average loans (annualized)	0.25%	0.26%	0.23%	0.28%	0.22%

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Loan Information	Table 5

	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2024	2023	2023	2023	2023
Loans by Type
Commercial, financial and agricultural	$2,758,716	$2,688,929	$2,632,836	$2,718,831	$2,722,180
Consumer	232,993	241,552	259,797	307,486	349,775
Indirect automobile	24,022	34,257	47,108	63,231	83,466
Mortgage warehouse	891,336	818,728	852,823	1,147,413	958,418
Municipal	477,567	492,668	497,093	510,410	505,515
Premium Finance	998,726	946,562	1,007,334	988,731	947,257
Real estate - construction and development	2,264,346	2,129,187	2,236,686	2,217,744	2,144,605
Real estate - commercial and farmland	8,131,248	8,059,754	7,865,389	7,815,779	7,721,732
Real estate - residential	4,821,306	4,857,666	4,802,013	4,702,134	4,564,923
Total loans	$20,600,260	$20,269,303	$20,201,079	$20,471,759	$19,997,871

Loans by Risk Grade
Grades 1 through 5 - Pass	$20,221,302	$19,846,731	$19,812,895	$20,114,816	$19,654,232
Grade 6 - Other assets especially mentioned	137,225	203,725	187,449	171,035	116,345
Grade 7 - Substandard	241,733	218,847	200,735	185,908	227,294
Total loans	$20,600,260	$20,269,303	$20,201,079	$20,471,759	$19,997,871

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Average Balances	Table 6

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2024	2023	2023	2023	2023
Earning Assets
Interest-bearing deposits in banks	$923,845	$936,733	$864,028	$998,609	$859,614
Investment securities - taxable	1,599,705	1,591,567	1,650,164	1,699,096	1,717,448
Investment securities - nontaxable	41,287	40,227	40,896	42,580	43,052
Loans held for sale	323,351	405,080	464,452	577,606	490,295
Loans	20,320,678	20,252,773	20,371,689	20,164,938	19,820,749
Total Earning Assets	$23,208,866	$23,226,380	$23,391,229	$23,482,829	$22,931,158

Deposits
Noninterest-bearing deposits	$6,403,300	$6,572,190	$6,655,191	$6,729,789	$7,136,373
NOW accounts	3,829,977	3,760,992	3,661,701	3,949,850	4,145,991
MMDA	5,952,389	5,994,361	5,527,731	5,002,590	4,994,195
Savings accounts	795,887	817,075	915,678	1,009,749	1,005,614
Retail CDs	2,378,678	2,281,357	2,200,413	2,024,014	1,612,325
Brokered CDs	1,381,382	1,122,684	1,441,854	1,393,206	125,133
Total Deposits	20,741,613	20,548,659	20,402,568	20,109,198	19,019,631
Non-Deposit Funding
FHLB advances	219,589	538,096	943,855	1,408,855	1,968,811
Other borrowings	308,210	311,091	312,572	316,626	361,445
Subordinated deferrable interest debentures	130,551	130,054	129,554	129,056	128,557
Total Non-Deposit Funding	658,350	979,241	1,385,981	1,854,537	2,458,813
Total Funding	$21,399,963	$21,527,900	$21,788,549	$21,963,735	$21,478,444

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2024	2023	2023	2023	2023
Interest Income
Interest-bearing deposits in banks	$12,637	$14,368	$10,769	$13,686	$9,113
Debt securities - taxable	13,092	14,033	14,754	15,915	14,300
Debt securities - nontaxable (TE)	418	413	418	430	429
Loans held for sale	5,348	6,846	7,460	8,398	7,007
Loans (TE)	298,907	297,501	298,102	284,471	265,802
Total Earning Assets	$330,402	$333,161	$331,503	$322,900	$296,651

Interest Expense
Interest-Bearing Deposits
NOW accounts	$20,574	$19,293	$17,255	$18,003	$15,033
MMDA	53,953	54,002	45,683	35,224	27,809
Savings accounts	986	974	1,791	2,296	1,288
Retail CDs	24,576	22,257	19,013	14,751	7,629
Brokered CDs	18,085	15,223	19,257	17,813	1,423
Total Interest-Bearing Deposits	118,174	111,749	102,999	88,087	53,182
Non-Deposit Funding
FHLB advances	2,578	7,089	12,543	17,222	22,448
Other borrowings	3,879	3,798	3,821	3,902	5,349
Subordinated deferrable interest debentures	3,433	3,477	3,439	3,201	3,085
Total Non-Deposit Funding	9,890	14,364	19,803	24,325	30,882
Total Interest-Bearing Funding	$128,064	$126,113	$122,802	$112,412	$84,064

Net Interest Income (TE)	$202,338	$207,048	$208,701	$210,488	$212,587

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)	Table 8

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2024	2023	2023	2023	2023
Earning Assets
Interest-bearing deposits in banks	5.50%	6.09%	4.94%	5.50%	4.30%
Debt securities - taxable	3.29%	3.50%	3.55%	3.76%	3.38%
Debt securities - nontaxable (TE)	4.07%	4.07%	4.06%	4.05%	4.04%
Loans held for sale	6.65%	6.71%	6.37%	5.83%	5.80%
Loans (TE)	5.92%	5.83%	5.81%	5.66%	5.44%
Total Earning Assets	5.73%	5.69%	5.62%	5.52%	5.25%

Interest-Bearing Deposits
NOW accounts	2.16%	2.04%	1.87%	1.83%	1.47%
MMDA	3.65%	3.57%	3.28%	2.82%	2.26%
Savings accounts	0.50%	0.47%	0.78%	0.91%	0.52%
Retail CDs	4.16%	3.87%	3.43%	2.92%	1.92%
Brokered CDs	5.27%	5.38%	5.30%	5.13%	4.61%
Total Interest-Bearing Deposits	3.31%	3.17%	2.97%	2.64%	1.82%
Non-Deposit Funding
FHLB advances	4.72%	5.23%	5.27%	4.90%	4.62%
Other borrowings	5.06%	4.84%	4.85%	4.94%	6.00%
Subordinated deferrable interest debentures	10.58%	10.61%	10.53%	9.95%	9.73%
Total Non-Deposit Funding	6.04%	5.82%	5.67%	5.26%	5.09%
Total Interest-Bearing Liabilities	3.43%	3.35%	3.22%	2.96%	2.38%

Net Interest Spread	2.30%	2.34%	2.40%	2.56%	2.87%

Net Interest Margin(2)	3.51%	3.54%	3.54%	3.60%	3.76%

Total Cost of Funds(3)	2.41%	2.32%	2.24%	2.05%	1.59%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.

(2) Rate calculated based on average earning assets.

(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2024	2023	2023	2023	2023
Net income available to common shareholders	$74,312	$65,934	$80,115	$62,635	$60,421

Adjustment items:
Gain on BOLI proceeds	(998)	—	—	—	(486)
FDIC special assessment	2,909	11,566	—	—	—
(Gain) loss on bank premises	—	(1,903)	—	—	—
Tax effect of adjustment items (Note 1)	(611)	(2,029)	—	—	—
After tax adjustment items	1,300	7,634	—	—	(486)
Adjusted net income	$75,612	$73,568	$80,115	$62,635	$59,935

Weighted average number of shares - diluted	69,014,116	69,014,793	68,994,247	69,034,763	69,322,664
Net income per diluted share	$1.08	$0.96	$1.16	$0.91	$0.87
Adjusted net income per diluted share	$1.10	$1.07	$1.16	$0.91	$0.86

Average assets	$25,295,088	$25,341,990	$25,525,913	$25,631,846	$25,115,927
Return on average assets	1.18%	1.03%	1.25%	0.98%	0.98%
Adjusted return on average assets	1.20%	1.15%	1.25%	0.98%	0.97%

Average common equity	$3,462,871	$3,383,554	$3,324,960	$3,293,049	$3,250,289
Average tangible common equity	$2,361,544	$2,277,810	$2,214,775	$2,178,323	$2,130,856
Return on average common equity	8.63%	7.73%	9.56%	7.63%	7.54%
Adjusted return on average tangible common equity	12.88%	12.81%	14.35%	11.53%	11.41%

Note 1:  Tax effect is calculated utilizing a 21% rate for taxable adjustments.  Gain on BOLI proceeds is non-taxable and no tax effect is included.

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)	Table 9B

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2024	2023	2023	2023	2023
Adjusted Noninterest Expense
Total noninterest expense	$148,711	$149,011	$141,446	$148,403	$139,421
Adjustment items:
FDIC special assessment	(2,909)	(11,566)	—	—	—
Gain (loss) on bank premises	—	1,903	—	—	—
Adjusted noninterest expense	$145,802	$139,348	$141,446	$148,403	$139,421

Total Revenue
Net interest income	$201,388	$206,101	$207,751	$209,540	$211,652
Noninterest income	65,878	56,248	63,181	67,349	56,050
Total revenue	$267,266	$262,349	$270,932	$276,889	$267,702

Adjusted Total Revenue
Net interest income (TE)	$202,338	$207,048	$208,701	$210,488	$212,587
Noninterest income	65,878	56,248	63,181	67,349	56,050
Total revenue (TE)	268,216	263,296	271,882	277,837	268,637
Adjustment items:
(Gain) loss on securities	7	288	16	6	(6)
Gain on BOLI proceeds	(998)	—	—	—	(486)
Adjusted total revenue (TE)	$267,225	$263,584	$271,898	$277,843	$268,145

Efficiency ratio	55.64%	56.80%	52.21%	53.60%	52.08%
Adjusted efficiency ratio (TE)	54.56%	52.87%	52.02%	53.41%	51.99%

Tangible Book Value Per Share	Table 9C

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2024	2023	2023	2023	2023
Total shareholders' equity	$3,484,738	$3,426,747	$3,347,069	$3,284,630	$3,253,195
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	83,527	87,949	92,375	96,800	101,488
Total tangible shareholders' equity	$2,385,565	$2,323,152	$2,239,048	$2,172,184	$2,136,061

Period end number of shares	69,115,263	69,053,341	69,138,461	69,139,783	69,373,863
Book value per share (period end)	$50.42	$49.62	$48.41	$47.51	$46.89
Tangible book value per share (period end)	$34.52	$33.64	$32.38	$31.42	$30.79

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Tangible Common Equity to Tangible Assets	Table 9D

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2024	2023	2023	2023	2023
Total shareholders' equity	$3,484,738	$3,426,747	$3,347,069	$3,284,630	$3,253,195
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	83,527	87,949	92,375	96,800	101,488
Total tangible shareholders' equity	$2,385,565	$2,323,152	$2,239,048	$2,172,184	$2,136,061

Total assets	$25,655,445	$25,203,699	$25,697,830	$25,800,618	$26,088,384
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	83,527	87,949	92,375	96,800	101,488
Total tangible assets	$24,556,272	$24,100,104	$24,589,809	$24,688,172	$24,971,250

Equity to Assets	13.58%	13.60%	13.02%	12.73%	12.47%
Tangible Common Equity to Tangible Assets	9.71%	9.64%	9.11%	8.80%	8.55%

PPNR ROA	Table 9E

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2024	2023	2023	2023	2023
Net income	$74,312	$65,934	$80,115	$62,635	$60,421
Plus:
Income taxes	23,138	24,452	24,912	20,335	18,131
Provision for credit losses	21,105	22,952	24,459	45,516	49,729
PPNR	$118,555	$113,338	$129,486	$128,486	$128,281

Average Assets	$25,295,088	$25,341,990	$25,525,913	$25,631,846	$25,115,927

Return on Average Assets (ROA)	1.18%	1.03%	1.25%	0.98%	0.98%
PPNR ROA	1.89%	1.77%	2.01%	2.01%	2.07%

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Segment Reporting	Table 10

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2024	2023	2023	2023	2023
Retail Mortgage Division
Net interest income	$23,287	$24,053	$22,805	$21,417	$20,027
Provision for credit losses	2,332	1,005	2,399	3,278	2,853
Noninterest income	38,765	30,588	35,691	39,808	31,058
Noninterest expense
Salaries and employee benefits	21,073	16,996	21,231	21,930	20,160
Occupancy and equipment expenses	1,049	1,210	1,182	1,224	1,283
Data processing and telecommunications expenses	1,366	1,318	1,052	1,397	1,069
Other noninterest expenses	12,530	11,634	12,153	11,859	11,747
Total noninterest expense	36,018	31,158	35,618	36,410	34,259
Income before income tax expense	23,702	22,478	20,479	21,537	13,973
Income tax expense	4,978	4,720	4,301	4,523	2,934
Net income	$18,724	$17,758	$16,178	$17,014	$11,039

Warehouse Lending Division
Net interest income	$6,028	$5,965	$6,008	$6,166	$5,700
Provision for credit losses	145	(68)	(589)	411	(194)
Noninterest income	740	929	662	1,404	480
Noninterest expense
Salaries and employee benefits	888	296	924	772	802
Occupancy and equipment expenses	7	3	1	—	1
Data processing and telecommunications expenses	25	51	30	44	46
Other noninterest expenses	237	229	219	223	202
Total noninterest expense	1,157	579	1,174	1,039	1,051
Income before income tax expense	5,466	6,383	6,085	6,120	5,323
Income tax expense	1,148	1,340	1,278	1,285	1,118
Net income	$4,318	$5,043	$4,807	$4,835	$4,205

Premium Finance Division
Net interest income	$7,605	$7,801	$9,381	$8,185	$8,640
Provision for credit losses	(499)	27	139	572	34
Noninterest income	10	9	4	9	9
Noninterest expense
Salaries and employee benefits	2,053	1,973	2,308	2,122	2,197
Occupancy and equipment expenses	76	83	89	83	59
Data processing and telecommunications expenses	79	100	73	66	85
Other noninterest expenses	1,028	1,057	1,027	1,036	1,097
Total noninterest expense	3,236	3,213	3,497	3,307	3,438
Income before income tax expense	4,878	4,570	5,749	4,315	5,177
Income tax expense	984	945	1,170	869	1,050
Net income	$3,894	$3,625	$4,579	$3,446	$4,127

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Segment Reporting (continued)	Table 10

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2024	2023	2023	2023	2023
Banking Division
Net interest income	$164,468	$168,282	$169,557	$173,772	$177,285
Provision for credit losses	19,127	21,988	22,510	41,255	47,036
Noninterest income	26,363	24,722	26,824	26,128	24,503
Noninterest expense
Salaries and employee benefits	58,916	56,701	57,435	56,512	57,751
Occupancy and equipment expenses	11,753	11,901	11,473	11,215	11,643
Data processing and telecommunications expenses	13,184	12,559	11,818	11,944	11,834
Other noninterest expenses	24,447	32,900	20,431	27,976	19,445
Total noninterest expense	108,300	114,061	101,157	107,647	100,673
Income before income tax expense	63,404	56,955	72,714	50,998	54,079
Income tax expense	16,028	17,447	18,163	13,658	13,029
Net income	$47,376	$39,508	$54,551	$37,340	$41,050

Total Consolidated
Net interest income	$201,388	$206,101	$207,751	$209,540	$211,652
Provision for credit losses	21,105	22,952	24,459	45,516	49,729
Noninterest income	65,878	56,248	63,181	67,349	56,050
Noninterest expense
Salaries and employee benefits	82,930	75,966	81,898	81,336	80,910
Occupancy and equipment expenses	12,885	13,197	12,745	12,522	12,986
Data processing and telecommunications expenses	14,654	14,028	12,973	13,451	13,034
Other noninterest expenses	38,242	45,820	33,830	41,094	32,491
Total noninterest expense	148,711	149,011	141,446	148,403	139,421
Income before income tax expense	97,450	90,386	105,027	82,970	78,552
Income tax expense	23,138	24,452	24,912	20,335	18,131
Net income	$74,312	$65,934	$80,115	$62,635	$60,421